             ARTICLES OF AMENDMENT OF
                              THE INTERNATIONAL MOUNT COMPANY LTD.



                                           Document is copied.



                                                   Ontario Corporation Number
                                             Numero de la compagnie en Ontario
                                                            1040071


    For Ministry Use Only
A l'usage exclusif du ministere




        [LOGO]  Ministry of                Ministere de
                Consumer and               la Consommation
        Ontario Commercial Relations       et du Commerce
        CERTIFICATE                        CERTIFICAT
        This is to certify that these      Ceci certifie que les presents
        articles are effective on          statuts entrent en vigueur le

        MAY    21                          MAI, 1997
        ------------------------------------------------------------------

                                 /s/ [illegible]
                               Director/Directeur
           Business Corporations Act/Loi sur les societes par actions


   Form 3
  Business
Corporations
    Act

  Formule
  numero 3
 Loi sur les
 compagnies



                           ARTICLES OF AMENDMENT
                              STATUS DE MODIFICATION


1. The name of the corporation is:        Denomination sociale de la compagnie:

THE INTERNATIONAL MOUNT COMPANY LTD.

2. The name of the corporation is changed to  Nouvelle denomination sociale de la
   (if applicable):				    societe (s'il y a lieu):
n/a

3. Date of incorporation/amalgamation:        Date de la constitution ou de la
    fusion:
				05, August, 1993
------------------------------------------------------------------------------

				(Year, Month, Day)
				(annee, mois, jour)


4. The articles of the corporation are      Les statuts de la societe sont
modifies
   amended as follows:			  de la facon suivante.

A. To create 1,000 of a class of shares being designated as Class A shares;

B. To create an unlimited number of another class of shares being designated as Class B shares;

C. To change the 100 issued common shares of the Corporation into 1,000 issued Class A shares of the Corporation;

D. To provide that the Class A shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(i) The holders of the Class a Shares shall in each month in the discretion of the board of directors be entitled, as and when declared by the board of directors, to non-cumulative dividends at a rate not exceeding on-half percent

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    (1/2%) per month of the Class A redemption amount (as defined herein); if in any month of any financial year, the board of directors of the Corporation in its discretion does not declare the said monthly dividend on the Class A shares, then the rights of the holders of the Class A shares for such month shall be forever extinguished. The holders of the Class A shares shall not be entitled to any dividend other than or in excess of the non-cumulative monthly dividends hereinbefore provided for;

(ii) Upon the liquidation, dissolution or winding up of the corporation or upon final distribution of its property and assets and after the payment of its debts, the holders of the Class A shares, shall in preference and priority to the holder of Class B shares and common shares, be entitled to payment in respect of each Class A share of an amount equal to the Class A redemption Amount together with all dividends declared thereon and unpaid (the " Class A dissolution Amount") but such holders shall not be entitled to share any further in the distribution of the property or assets of the Corporation;if the assets of the Corporation, including surplus, are not sufficient to pay in respect of each Class A share the Class A dissolution Amount, in full, then all the said assets or their proceeds shall be distributed rateably among the holders of the Class A shares;

(iii) The aggregate Class A redemption amount shall equal the fair market value of the 100 common shares of the corporation issued and outstanding immediately prior to their change into 1,000 Class A shares pursuant to these articles, which fair market value shall be determined by the board of directors of the corporation with the assistance of the corporation's accountants, on the basis of generally accepted accounting and valuation principles, and fixed by a resolution of the board of directors of the corporation. The Class A redemption amount shall equal the aggregate Class A redemption amount divided by 1,000;

(iv) The corporation shall have the right at its option at any time and from time to time to redeem all or any portion of the Class A shares at a price per share equal to the Class A redemption amount together with any dividends declared thereon and unpaid (the "Class A redemption price").
     In all cases of redemption, save and except when a holder of Class A shares has waived notice of redemption either before or after redemption, seven (7) days notice (the "Class A notice of redemption") shall be given by letter directed to the respective shareholders whose shares are to be redeemed at their respective addresses appearing on the books of the corporation. The Class A notice of redemption shall set out:

a) the number of shares to be redeemed, if only part of the shares held by the shareholder to whom such notice is addressed are to be redeemed;

b) the Class A redemption price;

c) the date on which the redemption is to take place (the "Class A redemption Date");

d) the place where such shares will be redeemed; and

e) the name and address of the chartered bank, if any, in which unclaimed redemption monies will be deposited.

On or after the Class A redemption Date, the corporation shall pay the Class A redemption price to the respective holders of the Class A shares to be redeemed, on presentation and surrender of the certificate or certificates for such shares, duly endorsed, at the place specified in the Class A notice of redemption. Such payment shall be made by cheque payable at par at any branch of the corporation's bankers for the time being in Canada or in such other manner as may be mutually agreed upon by the corporation and the holder of the Class A shares being so redeemed. The Corporation shall have the right on or after the Class A redemption date to deposit any unclaimed redemption monies to a special account in the chartered bank named in the Class A redemption, to be paid upon presentation and surrender of the share certificate or certificates as have not at the date of such deposit been surrendered by the holders thereof, to or to the order of such holders.
Upon the later of the Class A redemption date and the date upon which payment of the Class A redemption price of a Class A share being redeemed or deposit of any unclaimed redemption monies as specified above is made in respect of a Class A share being redeemed, that share shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Class A shares in respect thereof which rights shall thereupon cease. If a holder has surrendered a certificate or certificates representing a greater number of shares than the shares to be redeemed, the corporation shall at its own expense issue to such holder a new certificate representing the shares which have not been redeemed;

(V) Each holder of Class A shares shall have the right at its option and from time to time to require the corporation to redeem at any time or times all or any portion of the Class A shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate or certificates representing the Class A shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying:

(a) the number of Class A shares the registered holder desires to have redeemed by the Corporation; and

(b) the business day (the Class A retraction Date") on which the holder desires to have the Corporation redeem such Class A shares.

The Class A retraction date so specified in the request in writing shall be not less than thirty days after the day on which the request in writing is given to the Corporation, save and except where the corporation has in writing waived the requirement for such thirty (30) day period and agreed to an earlier Class A retraction date. Upon receipt of a share certificate or certificates representing the Class A shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on the Class A retraction Date redeem such Class A shares by paying to such registered holder in respect of each Class A share to be so redeemed an amount equal to the class A redemption price.

Such Payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada or such other manner as may be mutually agreed upon by the Corporation and the holder of the Class A shares Being so redeemed. The said Class A shares shall be redeemed on the Class A Retraction Date and from and after the Class A retraction Date such shares shall cease to be entitled to any dividends and the holders thereof shall not be entitled to exercise any of the rights of holders of Class A shares in respect thereof unless payment of the Class A redemption Price is not made on the Class A retraction Date, in which event the rights of the holders of the said shares shall remain unaffected. If a holder has surrendered a certificate or certificates representing a greater number of shares than the shares such holder desires to have the Corporation redeem, the Corporation shall at its own expense issue to such holder a new certificate representing the shares which have not been redeemed;

(vi) The holders of the Class A shares shall be entitled to receive notice of and attend all meetings of shareholders, and each Class A share shall confer the right to one vote in person or by proxy at all such meetings of shareholders of the Corporation;

(vii) In the event that at any time the Minister of National Revenue, the Minister of Finance for Ontario, or any duly authorized official of the Department of National Revenue or the Ministry of Finance for Ontario or any taxing authority having jurisdiction, refuses to accept the fair market value of the 100 issued and outstanding common shares of the Corporation as determined and relied upon by the Corporation and the holders of such shares in changing such 100 common shares into 1,000 Class A shares of the Corporation pursuant to these articles (the "Initial Class A determined amount") or makes or proposes to make an assessment or reassessment on the basis that any advantage or benefit was conferred by reason of the initial Class A Determined Amount not being equal to the fair market value of such 1,000 Class A shares or should such taxation authorities make a determination of the value of such 100 common shares of the corporation or the value of the 1,000 Class A shares into which such 100 common shares were changed and suggest some alternative amount or value to that relied upon by the Corporation and the Holders of such 100 common shares, then;

(a) The Corporation may challenge such alternative amount or value and negotiate with such taxing authority or object to and appeal from any assessment or reassessment issued by such taxing authority which relies on such alternative amount or value;

(b) If as a result of such negotiation, objection or appeal it is finally determined, whether by agreement with such taxing authority or as a result of a hearing by the Tax Court of Canada or any successor or higher tribunal having jurisdiction (after all appeal rights have been exercised or have expired), that the fair market value of such 100 common shares is greater or lesser than the Initial Class A Determined Amount then the Class A redemption Amount shall be increased or decreased, nunc pro tunc, so that the value of such 1,000 Class A shares is equal to the value so determined of the 100 common shares which were changed into such 1,000 Class A shares;

(viii) in the event that the Class A redemption amount is increased pursuant to subparagraph 4.D.(vii)(b)hereof following a redemption or purchase for cancellation or otherwise of a Class A share or following the payment of a dividend on a Class A share, the Corporation shall pay to the holder of such share that was so previously redeemed or purchased for cancellation or on which a dividend was so previously paid to reflect an increase in the Class A redemption amount or to reflect an additional dividend, as the case me be, an amount equal to the aggregate of: (1) such additional amount as is required to ensure that such holder will have received the amount which such holder would have been entitled to receive if the said increase had been made prior to such redemption or purchase for cancellation or otherwise or such payment of dividend, as the case may be, and (2) interest at the prescribed rate in effect from time to time as defined in regulation 4301 (a) to the Income Tax Act (Canada) on the amount described in subparagraph 4.d. (viii)(1) hereof computed from the date of the redemption or purchase for cancellation or otherwise or the date of payment of such previous dividend, as the case may be, up to and including the date of such payment by the Corporation;

(ix) In the event that the Class A redemption Amount is decreased pursuant to subparagraph 4.D (vii)(b) hereof following a redemption or purchase for cancellation or otherwise of a Class A share or following the payment of a dividend on a Class A share, the holder of such share that was so previously redeemed or purchased for cancellation or on which a dividend was so previously paid shall be liable to pay to the Corporation to reflect a reduction of the Class A redemption Amount or dividend previously paid per such Class A share, an amount equal to the aggregate of: (1) such amount as is necessary to reduce the amount which such holder has theretofore so received to the amount which he would have been entitled to receive if the said reduction had been made prior to such redemption or purchase for cancellation or otherwise or such payment of dividend, as the case may be, and (2) interest at the prescribed rate in effect from time to time as defined in regulation 4301 (a) to the Income Tax Act (Canada) on the amount described in subparagraph 4.D.(ix) (1) hereof, computed from the date of the redemption or purchase for cancellation or otherwise or the date of payment of such dividend, as the case may be, up to and including the date of such payment by such holder.

E. To provide that the Class B shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(i) The holder of the Class b shares shall not be entitled to receive nor shall there be declared or paid dividends on the Class B shares;

(ii) Upon the liquidation, dissolution or winding up of the corporation, or upon final distribution of its property and assets and after the payment of its debts, subject to the prior rights of the holders of the Class A shares, but in preference and priority to the holders of the common shares of the corporation, the holders of the class B shares shall be entitled to payment in respect of each Class B shares then outstanding of an amount equal to $0.01 (the "Class B dissolution Amount") but such holders shall not be entitled to share any further in the distribution of the property or assets of the corporation;

(iii) Each holder of Class B shares shall have the right at its option and from time to time to require the corporation to redeem at any time or times all or any portion of the Class B shares registered in the name of such holder on the books of the corporation by tendering to the corporation at its registered office a share certificate or certificates representing the Class B shares which the registered holder desires to have the corporation redeem together with a request in writing specifying:

(a) The number of Class B shares the registered holder desires to have redeemed by the corporation: and

(b) The business day (the "Class B Retraction Date") on which the holder desires to have the corporation redeem such Class B shares.

Written requests shall specify a Class B Retraction Date which shall be not less than thirty (30) days after the day on which the request in writing is given to the corporation, save and except where the corporation has in writing waived the requirement for such thirty (30) day period and agreed to an earlier Class B Retraction Date. Upon receipt of a share certificate or certificates representing the Class B shares which the registered holder desires to have the corporation redeem together with such a request, the corporation shall on the Class B retraction Date redeem such Class B shares by paying to such registered holder in respect of each Class B share to be so redeemed an amount equal to the Class B dissolution Amount.

Such payment shall be made by Cheque payable at par at any branch of the corporation's bankers for the time being in Canada or such other manner as may be mutually agreed upon by the Corporation and the holder of the Class B shares being so redeemed. The said Class B Shares shall be redeemed on the Class B retraction Date and from and after the Class B Retraction Date such shares shall cease to be entitled to exercise any of the rights of holders of Class B shares in respect thereof unless payment of the Class B dissolution Amount in respect of each Class B share being redeemed is not made on the Class B Retraction Date, in which event the rights of the holders of the said Class B shares shall remain unaffected. If a holder has surrendered a certificate or certificates representing a greater number of shares than the shares such holder desires to have the corporation redeem, the Corporation shall at its own expense issue to such holder a new certificate representing the shares which have not been redeemed;

(iv) The holders of the Class B shares shall be entitled to receive notice of and attend all meetings of shareholders, and each Class B share shall confer the right to one (1) vote in person or by proxy at all such meetings of shareholders of the Corporation.

F. To delete subsections 7. (i) and 7. (ii) as set out in the Articles of Incorporation of the Corporation and substitute the following therefore:

(i) Subject to the prior rights attaching to the Class A shares of the Corporation, the holders of the common shares shall be entitled to receive such dividends as the directors may from time to time declare;

(ii) Subject to the prior rights attaching to the Class A shares and Class B Shares of the Corporation, the holders of the common shares shall be entitled to receive rateably the remaining property of the Corporation upon the dissolution of the corporation.

G. In addition to the rights, privileges, restrictions and conditions attached to the Class A shares and the common shares of the corporation, the Class A shares and the common shares shall have attached thereto, the following rights, privileges, restrictions and conditions:

(i) The Class A shares and the common shares need not participate equally as to dividends, and for greater certainty, the directors may declare and pay dividends on the Class A shares or common shares of the Corporation without declaring or paying a dividend on the other class of shares;
(ii) The corporation shall not declare or pay any dividend on any class of shares of the corporation nor purchase any class of shares of the corporation, including by way of redemption, if such dividend or purchase would result in the corporation having insufficient net assets to redeem any issued and outstanding Class A share as provided for respectively in subparagraphs 4.D.(iv) and 4.D.(v) above, or to pay the Class A dissolution amount in respect of any issued and outstanding Class A share as provided for in subparagraph 4.D.(ii) above.

(iii) Declare that the classes and number of shares that the corporation is authorized to issue is, after giving effect to the foregoing, an unlimited number of one class of shares being designated as common shares, 1,000 of another class of shares being designated as Class A shares and an unlimited number of another class of shares designated as Class B shares.

5. The amendment has been duly authorized    La modification a ete dument
as required by sections 168 & 170  (as	     autorisee conformement aux articles
applicable) of the Business Corporations    168 et 170 (seion le cas) de la Loi
Act.					     sur les societes par actions.

6. The resolution authorizing the 	     Les actionnaires ou les
amendment was approved by the shareholders/  administrateurs (selon le cas) de
directors (as applicable) of the 	     la societe ont approuve la
corporation on	resolution autorisant la modification le
				28, March, 1997
-------------------------------------------------------------------------------
				(Year, Month, Day)
				(annee, mois, jour)

These articles are signed in            Les presents statuts sont signes en
duplicate.                              double exemplaire.


					THE INTERNATIONAL MOUNT COMPANY LTD.
					------------------------------------
						(Name of Corporation)
					(Denomination sociale de la societe)

                                        /s/ Stuart Turk
                                        -------------------------------------
                                       (Signature)  (Description of Office)
                                       (Signature)      (Fonction)
                                        -------------------------------------
                                        Stuart Turk, President